SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 5, 2009
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 8.01 Other Events.
     On February 5, 2009, Mr. C. Michael Kojaian advised the Board of Directors of Grubb & Ellis Company (the “Company”) that he has decided to forego his full compensation and expense allowance as Chairman of the Board of Directors. As Chairman of the Board of Directors, Mr. Kojaian was entitled to an annual aggregate retainer fee of $80,000, an aggregate of $140,000 worth of restricted stock per annum and an expense allowance of $25,000 per annum.
     On February 9, 2009, the Company announced that independent director Devin I. Murphy has been appointed to serve as a member of the Company’s Governance and Nominating Committee and independent director Glenn L. Carpenter has been appointed to serve as a member of the Company’s Compensation Committee. Upon these appointments, which are effective immediately, Mr. C. Michael Kojaian resigned as a member of the Compensation Committee and as a member of the Governance and Nominating Committee.
     In connection with the Company’s recent proxy contest in December 2008, in which management’s nominees were endorsed by all four proxy advisory firms and re-elected by the Company’s stockholders, the reports issued by three of the advisory firms in connection with the proxy contest raised concerns regarding Mr. Kojaian’s status as an independent director as a consequence of his approximately 23 percent ownership (directly and through affiliated entities) of the Company. Although the Board determined that Mr. Kojaian satisfies all applicable director independence standards, Mr. Kojaian nonetheless chose to resign his committee positions in keeping with the Company’s commitment to adhere to the highest standards of corporate governance.
     Mr. Kojaian will continue to serve as the Chairman of the Board of Directors.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 6, 2009, Mr. Gary H. Hunt advised the Board of Directors of the Company that, effective immediately, he is voluntarily reducing his compensation as interim Chief Executive Officer of the Company from $100,000 per month to $50,000 per month. As Mr. Hunt received compensation of $100,000 for the month of February on February 1, 2009, he will not receive compensation for the month of March. Beginning April 1, 2009 Mr. Hunt’s compensation will be $50,000 per month. Mr. Hunt does not receive any director’s fees for his service as a member of the Company’s Board of Directors.
Item 9.01 Financial Statements and Exhibits.
(d)	The following are filed as Exhibits to this Current Report on Form 8-K:
99.1	Press Release issued by Grubb & Ellis Company on February 9, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: February 11, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Grubb & Ellis Company on February 9, 2009.